Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF
9.250% SENIOR NOTES DUE 2015
OF

TENET HEALTHCARE CORPORATION

PURSUANT TO THE PROSPECTUS DATED                     , 2005

          THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON                        , 2005, UNLESS EXTENDED.

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

THE BANK OF NEW YORK

BY FACSIMILE FOR ELIGIBLE INSTITUTIONS: (212) 298-1915 Attention: David Mauer CONFIRM BY TELEPHONE: (212) 815-2548	BY MAIL/OVERNIGHT COURIER/HAND: The Bank of New York Reorganization Unit 101 Barclay Street, 7E New York, New York 10286 Attention: David Mauer

        This notice of guaranteed delivery, or one substantially equivalent to this form, must be used to accept the exchange offer (as defined below) if (1) certificates for Tenet Healthcare Corporation's 9.250% Senior Notes due 2015 (the "old notes") are not immediately available, (2) old notes, the letter of transmittal and all other required documents cannot be delivered to the exchange agent prior to the expiration time (as defined in the prospectus referred to below) or (3) the procedures for delivery by book-entry transfer cannot be completed prior to the expiration time. This notice of guaranteed delivery may be transmitted by facsimile or delivered by mail, hand or overnight courier to the exchange agent prior to the expiration time. See "The Exchange Offer—Procedures for Tendering" in the prospectus.

        Transmission of this notice of guaranteed delivery via facsimile to a number other than as set forth above or delivery of this notice of guaranteed delivery to an address other than as set forth above will not constitute a valid delivery.

        This notice of guaranteed delivery is not to be used to guarantee signatures. If an "eligible institution" is required to guarantee a signature on a letter of transmittal pursuant to the instructions therein, such signature guarantee must appear in the applicable space provided in the signature box in the letter of transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to Tenet Healthcare Corporation, a Nevada corporation, upon the terms and subject to the conditions set forth in the prospectus dated                        , 2005 (as it may be amended or supplemented from time to time, the "prospectus") and the related letter of transmittal (which together constitute the "exchange offer"), receipt of which is hereby acknowledged, the aggregate principal amount of old notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption "The Exchange Offer—Procedures for Tendering—Guaranteed Delivery."

Aggregate Principal Amount Tendered	Signature
Certificate Numbers (If available)	Name of Registered Holder
DTC Account Number(s) (If tendering by book-entry transfer)	Telephone Number (Include area code)

Date	Address (Include zip code)

GUARANTEE OF DELIVERY
(THIS SECTION MUST BE COMPLETED; NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, an "eligible guarantor institution" meeting the requirements of the registrar for the notes, which requirements include membership or participation in the Security Transfer Agent Medallion Program, or STAMP, or such other "signature guarantee program" as may be determined by the registrar for the notes in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the exchange agent, at its number or address set forth above, either the old notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such old notes to the exchange agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the prospectus, in either case together with one or more properly completed and duly executed letters of transmittal (or facsimile thereof), or an agent's message (as defined in the prospectus), and any other required documents prior to 5:00 P.M., Eastern time, on the third New York Stock Exchange, Inc. trading date after the expiration time.

        The undersigned acknowledges that it must deliver the letters of transmittal, or an agent's message, and the old notes tendered hereby, or a book-entry confirmation, to the exchange agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm	Authorized Signature
Telephone Number (Include area code)	Title

Address (Include zip code)	Date

        Do not send old notes with this notice of guaranteed delivery. Actual surrender of old notes must be made pursuant to, and be accompanied by, a properly completed and duly executed letter of transmittal, or an agent's message, and any other required documents.